Exhibit 99.1

Contact:	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Public Relations Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION

ANNOUNCES EARNINGS FOR 2007

TUPELO, MISSISSIPPI (January 15, 2008) – Renasant Corporation (NASDAQ: RNST) (“Renasant” or the “Company”) today announced earnings results for 2007. Net income for 2007 was $31,101,000, up 14.7%, or $3,976,000, from 2006. Basic and diluted earnings per share were $1.66 and $1.64 for 2007, respectively, compared to basic and diluted earnings per share of $1.75 and $1.71 for 2006.

For the fourth quarter of 2007, net income was $8,755,000, as compared to $6,949,000 for the fourth quarter of 2006. Basic earnings per share were $.42 and diluted earnings per share were $.41 for the fourth quarter of 2007, compared to basic earnings per share of $.45 and diluted earnings per share of $.44 for the fourth quarter of 2006.

“Despite the entire financial services industry facing a challenging environment which has included an inverted to flat yield curve, a decline in credit quality, and a downturn in the national economy, we are pleased with our financial results for the fourth quarter and our overall performance in 2007,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “During 2007, Renasant completed its acquisition of Capital Bancorp, Inc. of Nashville, Tennessee and the related equity offering of 2.76 million shares of common stock, increased its dividend cash payout for the 20th consecutive year, and opened a full service banking office in Oxford, Mississippi. As we close the books on a challenging year for financial services institutions, we are concentrating our efforts on market share expansion within our current markets for 2008.”

Total assets as of December 31, 2007 were $3.61 billion, an increase of 38.33%, from December 31, 2006. Total loans were $2.59 billion at the end of 2007, an increase of 41.60% from December 31, 2006. Total deposits grew 20.81% to $2.55 billion during the same period.

Net interest income was $95,821,000 for 2007, an increase of 13.99%, from $84,063,000 for 2006. Net interest income increased to $26,943,000 for the fourth quarter of 2007 compared to $20,910,000 for the same period in 2006. Net interest margin decreased to 3.48% for the fourth quarter of 2007 from 3.78% for the fourth quarter of 2006.

Noninterest income was $52,187,000 for 2007, an increase of 13.59%, from $45,943,000 for 2006. Noninterest income was $13,197,000 for the fourth quarter of 2007 compared to $11,764,000 for the fourth quarter of 2006.

“Despite the recent downturn in the national as well as regional housing markets, we were able to realize significant gains from the sale of mortgage loans. Gains from the sale of mortgage loans increased to $1.29 million for the fourth quarter of 2007 as compared to $1.03 million during the fourth quarter of 2006,” stated McGraw. “In addition, we have not actively participated in the originations of subprime loans and, as such, believe that we have limited exposure in this area.”

Noninterest expense was $98,000,000 for 2007, an increase of 10.10%, from $89,006,000 for 2006. Noninterest expense was $25,443,000 for the fourth quarter of 2007 compared to $22,011,000 for the fourth quarter of 2006. Although the aggregate amount of noninterest expense grew, the ratio of noninterest expense to average assets decreased to 2.80% for the fourth quarter of 2007 from 3.40% for the same period in 2006. The Company reduced noninterest expense on a linked quarter basis by approximately $1 million by realizing the cost savings from the Capital merger, adjustments in the Company’s incentive plans and from renegotiating its data processing contract.

“As the economy continued to slow during 2007, we concentrated on reducing our operating expense as evidenced by the decrease in our noninterest expense to average assets over the past 12 months,” stated McGraw.

Net charge-offs as a percentage of average loans for the year ending December 31, 2007, were .14% compared to .07% for 2006. Annualized net charge-offs as a percentage of average loans were .36% for the fourth quarter of 2007, up from .12% for the fourth quarter of 2006. Net charge-offs for the fourth quarter of 2007 include $1,870,000 related to two loans which had been on non-performing status since 2006 and were charged-off in the fourth quarter of 2007. Both of these loans were adequately reserved for in the allowance for loan losses at the time of the charge-off.

Non-performing loans as a percentage of total loans were .67% at December 31, 2007, compared to .62% as of December 31, 2006. The increase in non-performing loans is primarily attributable to placing the remainder of the loans with one relationship on nonaccrual status during the fourth quarter of 2007. The Company recorded a provision for loan losses of $1,975,000 and $4,838,000 for the fourth quarter of 2007 and the year ending December 31, 2007, respectively, as compared to $800,000 and $2,408,000 for the same periods in 2006. The Company increased the provision for loan losses during 2007 in response to the softening of credit quality throughout its markets. In addition, the provision for loan losses for the year of 2006 was reduced by several large recoveries received during the second quarter of 2006. The allowance for loan losses as a percentage of loans was 1.02% at December 31, 2007, as compared to 1.07% for December 31, 2006. The non-performing loan coverage ratio was 153.31% at December 31, 2007 compared to 173.05% at December 31, 2006.

CONFERENCE CALL INFORMATION

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 16, 2008, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network. The event will be archived for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 866-510-0705 in the United States and entering the participant passcode: 37435312. The conference call will be available for replay by dialing 617-597-5363 and entering passcode: 37435312.

About Renasant:

Renasant Corporation, headquartered in Tupelo, MS, is the parent of Renasant Bank and Renasant Insurance, and operates 68 banking, mortgage and insurance offices in 41 cities in Mississippi, Tennessee and Alabama. The company has assets of approximately $3.6 billion.

NOTE TO INVESTORS

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2007				2006				Q4 2007 - Q4 2006 Percent Variance	For the Year Ended December 31,
Statement of earnings	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		2007	2006	Percent Variance
Interest income—taxable equivalent basis	$57,339	$57,571	$44,399	$42,534	$41,654	$40,916	$38,437	$36,632	37.66	$201,843	$157,639	28.04

Interest income	$56,316	$56,636	$43,541	$41,710	$40,809	$40,070	$37,597	$35,817	38.00	$198,203	$154,293	28.46
Interest expense	29,373	29,938	22,022	21,049	19,899	18,367	16,655	15,309	47.61	102,382	70,230	45.78

Net interest income	26,943	26,698	21,519	20,661	20,910	21,703	20,942	20,508	28.85	95,821	84,063	13.99

Provision for loan losses	1,975	1,313	800	750	800	900	(360)	1,068	146.88	4,838	2,408	100.91

Net interest income after provision	24,968	25,385	20,719	19,911	20,110	20,803	21,302	19,440	24.16	90,983	81,655	11.42

Service charges on deposit accounts	5,526	5,239	4,919	4,844	4,809	4,686	4,527	4,424	14.91	20,528	18,446	11.29
Fees and commissions on loans and deposits	3,834	4,104	4,060	3,728	3,530	3,662	3,659	3,003	8.61	15,726	13,854	13.51
Insurance commissions and fees	891	930	918	810	868	975	868	822	2.65	3,549	3,533	0.45
Trust revenue	806	806	680	567	625	630	630	630	28.96	2,859	2,515	13.68
Gain (loss) on sale of securities	—	—	(1)	79	—	—	4	21	—	78	25	212.00
Gain on sale of mortgage loans	1,291	1,201	1,225	1,146	1,034	1,029	674	760	24.85	4,863	3,497	39.06
Other	849	1,166	1,066	1,503	898	731	671	1,773	(5.46)	4,584	4,073	12.55

Total non-interest income	13,197	13,446	12,867	12,677	11,764	11,713	11,033	11,433	12.18	52,187	45,943	13.59

Salaries and employee benefits	13,970	15,010	13,083	12,927	12,234	13,013	12,301	12,212	14.19	54,990	49,760	10.51
Occupancy and equipment	3,371	3,269	2,836	2,731	2,773	2,788	2,688	2,786	21.57	12,207	11,035	10.62
Data processing	993	1,425	1,265	1,202	1,124	1,122	1,053	982	(11.65)	4,885	4,281	14.11
Amortization of intangibles	596	610	391	394	396	398	414	431	50.51	1,991	1,639	21.48
Other	6,513	6,375	5,792	5,247	5,484	5,724	5,603	5,480	18.76	23,927	22,291	7.34

Total non-interest expense	25,443	26,689	23,367	22,501	22,011	23,045	22,059	21,891	15.59	98,000	89,006	10.10

Income before income taxes	12,722	12,142	10,219	10,087	9,863	9,471	10,276	8,982	28.99	45,170	38,592	17.04
Income taxes	3,967	3,845	3,132	3,125	2,914	2,839	3,233	2,481	36.14	14,069	11,467	22.69

Net income	$8,755	$8,297	$7,087	$6,962	$6,949	$6,632	$7,043	$6,501	25.99	$31,101	$27,125	14.66

Basic earnings per share	0.42	0.39	$0.42	$0.45	$0.45	$0.43	$0.45	$0.42	(6.67)	1.66	$1.75	(5.14)
Diluted earnings per share	0.41	0.39	0.41	0.44	0.44	0.42	0.44	0.41	(6.82)	1.64	1.71	(4.09)

Average basic shares outstanding	20,953,099	21,096,156	17,029,781	15,554,515	15,534,907	15,529,002	15,504,993	15,455,763	34.88	18,679,857	15,515,223	20.40
Average diluted shares outstanding	21,297,082	21,437,848	17,292,914	15,865,906	15,917,314	15,904,213	15,832,310	15,743,906	33.80	18,989,279	15,853,014	19.78

Common shares outstanding	20,841,365	20,983,501	18,356,974	15,560,006	15,536,475	15,531,611	15,521,611	15,496,004	34.14	20,841,365	15,536,475	34.14
Cash dividend per common share	$0.170	$0.170	$0.160	$0.160	$0.160	$0.160	$0.153	$0.153	6.25	$0.660	$0.627	5.32

Performance ratios
Return on average shareholders’ equity	8.74%	8.45%	9.74%	11.05%	10.79%	10.70%	11.68%	11.00%		9.29%	11.00%
Return on average shareholders’ equity, excluding amortization expense	9.10%	8.83%	10.07%	11.44%	11.17%	11.09%	12.10%	11.44%		9.65%	11.41%
Return on average assets	0.96%	0.94%	1.04%	1.06%	1.07%	1.05%	1.14%	1.07%		0.99%	1.08%
Return on average assets, excluding amortization expense	1.00%	0.98%	1.07%	1.10%	1.11%	1.08%	1.18%	1.12%		1.03%	1.12%

Net interest margin (FTE)	3.48%	3.52%	3.66%	3.67%	3.78%	4.02%	3.96%	3.99%		3.57%	3.93%
Yield on earning assets (FTE)	7.14%	7.32%	7.25%	7.27%	7.23%	7.29%	7.00%	6.86%		7.24%	7.10%
Average earning assets to average assets	88.41%	88.71%	89.74%	89.13%	88.95%	88.46%	88.66%	88.16%		88.96%	88.60%
Average loans to average deposits	99.91%	94.02%	87.00%	86.12%	87.91%	86.55%	85.06%	85.66%		92.26%	86.15%

Noninterest income (less securities gains/ losses) to average assets	1.45%	1.52%	1.89%	1.92%	1.82%	1.85%	1.78%	1.88%		1.66%	1.83%
Noninterest expense to average assets	2.80%	3.01%	3.43%	3.43%	3.40%	3.63%	3.56%	3.61%		3.13%	3.55%
Net overhead ratio	1.35%	1.49%	1.54%	1.51%	1.58%	1.79%	1.78%	1.73%		1.46%	1.72%
Efficiency ratio (FTE)	61.81%	64.97%	66.30%	65.87%	65.67%	67.26%	67.22%	66.83%		64.62%	66.75%

*	Percent variance not meaningful
Share	and per share amounts have been restated to reflect the three-for-two stock split issued August 28, 2006

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2007				2006				Q4 2007- Q4 2006 Percent Variance	For the Year Ended December 31,
Average balances	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2007	2006	Percent Variance
Total assets	$3,605,684	$3,515,669	$2,735,556	$2,663,515	$2,569,719	$2,517,189	$2,485,527	$2,456,602	40.31	$3,132,791	$2,507,077	24.96
Earning assets	3,187,652	3,118,727	2,454,953	2,373,908	2,285,878	2,226,598	2,203,677	2,165,821	39.45	2,787,009	2,221,335	25.47
Securities	542,223	548,612	476,742	444,420	439,383	446,098	448,905	412,670	23.41	503,444	437,356	15.11
Loans, net of unearned	2,630,255	2,557,185	1,954,517	1,885,122	1,828,637	1,770,135	1,721,426	1,689,106	43.84	2,259,634	1,752,759	28.92
Intangibles	196,718	194,743	97,697	98,094	98,554	98,955	99,359	99,854	99.60	146,175	99,198	47.36

Non-interest bearing deposits	300,782	298,278	257,273	$258,071	$260,823	$269,051	$258,886	$256,548	15.32	$279,271	$261,401	6.84
Interest bearing deposits	2,302,862	2,389,220	1,951,730	1,899,474	1,780,128	1,732,532	1,733,865	1,689,671	29.36	2,137,606	1,734,149	23.27
Total deposits	2,603,644	2,687,498	2,209,003	2,157,545	2,040,951	2,001,583	1,992,751	1,946,219	27.57	2,416,877	1,995,550	21.11
Other borrowings	547,946	385,589	201,743	212,762	241,642	239,295	225,201	245,093	126.76	340,084	237,802	43.01
Shareholders’ equity	397,516	389,621	291,864	255,470	255,494	245,946	241,841	239,771	55.59	334,915	246,507	35.86

Asset quality data
Nonaccrual loans	$15,156	$12,657	$5,905	$6,368	$7,821	$6,264	$5,978	$2,509	93.79	$15,156	$7,821	93.79
Loans 90 past due or more	2,046	2,125	1,648	3,913	3,467	1,798	1,745	1,546	(40.99)	2,046	3,467	(40.99)

Non-performing loans	17,202	14,782	7,553	10,281	11,288	8,062	7,723	4,055	52.39	17,202	11,288	52.39
Other real estate owned and repossessions	8,584	3,168	2,309	2,897	4,579	3,502	3,697	3,922	87.46	8,584	4,579	87.46

Non-performing assets	$25,786	$17,950	$9,862	$13,178	$15,867	$11,564	$11,420	$7,977	62.51	$25,786	$15,867	62.51

Net loan charge-offs (recoveries)	$2,397	$377	$277	$202	$566	$590	$(877)	$958	323.50	$3,253	$1,237	162.97
Allowance for loan losses	26,372	26,926	20,605	20,082	19,534	19,300	18,990	18,473	35.01	26,372	19,534	35.01

Non-performing loans / total loans	0.67%	0.57%	0.38%	0.54%	0.62%	0.46%	0.45%	0.24%		0.67%	0.62%
Non-performing assets / total assets	0.71%	0.50%	0.35%	0.48%	0.61%	0.46%	0.46%	0.32%		0.71%	0.61%
Allowance for loan losses / total loans	1.02%	1.04%	1.04%	1.06%	1.07%	1.10%	1.10%	1.11%		1.02%	1.07%
Allowance for loan losses / non-performing loans	153.31%	182.15%	272.81%	195.33%	173.05%	239.39%	245.89%	455.56%		153.31%	173.05%
Annualized net loan charge-offs / average loans	0.36%	0.06%	0.06%	0.04%	0.12%	0.13%	-0.20%	0.23%		0.14%	0.07%

Balances at period end
Total assets	$3,612,287	$3,584,519	$2,791,295	$2,754,930	$2,611,356	$2,530,892	$2,503,333	$2,509,220		$3,612,287	$2,611,356	38.33
Earning assets	3,179,103	3,168,182	2,494,569	2,460,185	2,315,431	2,245,428	2,208,320	2,205,706		3,179,103	2,315,431	37.30
Securities	539,590	543,017	460,606	462,588	428,065	438,287	434,567	429,169		539,590	428,065	26.05
Mortgage loans held for sale	37,468	25,911	38,048	29,098	38,672	32,134	36,519	34,099		37,468	38,672	(3.11)
Loans, net of unearned	2,586,643	2,588,563	1,977,941	1,889,799	1,826,762	1,761,842	1,729,861	1,664,479		2,586,643	1,826,762	41.60
Intangibles	197,288	196,643	97,286	97,902	98,296	98,760	99,159	99,575		197,288	98,296	100.71

Non-interest bearing deposits	$299,394	$315,813	$274,336	$273,726	$271,237	$257,764	$272,686	$272,672		$299,394	$271,237	10.38
Interest bearing deposits	2,248,427	2,348,064	1,949,018	1,991,620	1,837,728	1,727,650	1,710,780	1,759,073		2,248,427	1,837,728	22.35
Total deposits	2,547,821	2,663,877	2,223,354	2,265,346	2,108,965	1,985,414	1,983,466	2,031,745		2,547,821	2,108,965	20.81
Other borrowings	624,388	483,988	218,045	200,764	216,423	264,983	252,671	214,054		624,388	216,423	188.50
Shareholders’ equity	399,073	392,312	316,634	258,566	252,704	250,622	241,043	239,418		399,073	252,704	57.92

Market value per common share	$21.57	$21.63	$22.74	$24.68	$30.63	$28.07	$26.90	$24.63		$21.57	$30.63	(29.58)
Book value per common share	19.15	18.70	17.25	16.62	16.27	16.14	15.53	15.45		19.15	16.27	17.72
Tangible book value per common share	9.68	9.32	11.95	10.33	9.94	9.78	9.14	9.02		9.68	9.94	(2.58)
Shareholders’ equity to assets (actual)	11.05%	10.94%	11.34%	9.39%	9.68%	9.90%	9.63%	9.54%		11.05%	9.68%
Tangible capital ratio	5.91%	5.78%	8.14%	6.05%	6.14%	6.24%	5.90%	5.80%		5.91%	6.14%
Leverage ratio	8.09%	8.26%	11.02%	8.85%	8.60%	8.79%	8.67%	8.59%		8.09%	8.60%

Detail of Loans by Category
Commercial, financial, agricultural	$317,866	$336,157	$265,062	$243,274	$236,741	$231,361	$230,890	$206,914		$317,866	$236,741	34.27
Lease financing	2,557	2,906	3,409	3,833	4,234	4,617	5,284	6,548		2,557	4,234	(39.61)
Real estate-construction	386,184	401,652	247,241	231,311	242,669	234,667	229,969	196,228		386,184	242,669	59.14
Real estate-1-4 family mortgages	850,708	841,266	669,557	654,604	636,060	614,143	593,174	578,931		850,708	636,060	33.75
Real estate-commercial mortgages	948,322	925,001	715,408	676,015	629,354	599,314	594,121	595,589		948,322	629,354	50.68
Installment loans to individuals	81,006	81,581	77,264	80,762	77,704	77,740	76,423	80,269		81,006	77,704	4.25

Loans, net of unearned	$2,586,643	$2,588,563	$1,977,941	$1,889,799	$1,826,762	$1,761,842	$1,729,861	$1,664,479		$2,586,643	$1,826,762	41.60

*Percent variance not meaningful

Share	and per share amounts have been restated to reflect the three-for-two stock split issued August 28, 2006